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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated March 2, 2012, with respect to the financial statements and schedules included in the Annual Report on Form 10-K for the year ended December 31, 2011 of NorthStar Real Estate Income Trust, Inc., which is incorporated by reference in Supplement No. 8 to the Prospectus in the Post-Effective Amendment No. 11 to the Registration Statement on Form S-11 (File No. 333-157688). We consent to the use of the aforementioned report incorporated by reference in the Registration Statement and related Prospectus Supplement, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP

New York, New York
August 15, 2012

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM